EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Autoliv, Inc. of our reports dated February 19, 2010, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., included in the 2009 Annual Report to Shareholders of Autoliv, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-158139) of Autoliv, Inc., and

(2)	Registration Statements (Form S-8 No. 333-160771, No. 333-117505, No. 333-91768, and No. 333-26299) pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan;

of our reports dated February 19, 2010, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., incorporated herein by reference.

Ernst & Young AB

Stockholm, Sweden

February 19, 2010